Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
for
Tender of Shares of Common Stock
(Including the Associated Series A Participating Preferred Stock Purchase Rights)
of
NETMANAGE, INC.
to
RILEY ACQUISITION LLC
a wholly owned subsidiary of
RILEY INVESTMENT PARTNERS, L.P.

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON
JANUARY 22, 2007, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing shares of common stock, par value $0.01 per share (the “Common Stock”), of NetManage, Inc., a Delaware corporation (the “Company”), and the associated Series A Participating Preferred Stock purchase rights (the “Rights,” and, together with the Common Stock, the “Shares”) issued pursuant to the Preferred Shares Rights Agreement, among the Company and the other parties named therein, dated as of July 24, 1993 as amended May 7, 1999, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Facsimile Transmission (For Eligible Institutions Only):
(201) 680-4626

To Confirm Facsimile Transmission (For Eligible Institutions Only):
(201) 680-4860

By Mail:	By Overnight Delivery:	By Hand:
Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
P.O. Box 3301	480 Washington Blvd.,	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop-Reorg	New York, NY 10271
Jersey City, NJ 07310
ATTN: Reorganization Dept		ATTN: Reorganization Dept.
ATTN: Reorganization Dept.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Riley Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Riley Investment Partners, L.P. (formerly SACC Partners LP), on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 20, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. The shares of common stock, par value $0.01 per share, of NetManage, Inc., and the associated Series A Participating Preferred Stock purchase rights, are collectively referred to as “Shares.”

Number of Shares: _ _

Certificate Nos. (if available): _ _

Name(s) of Record Holder(s): _ _

(Please Type or Print)

Address(es): _ _

Zip Code: _ _

Daytime Area Code and Telephone Number: _ _

Signature(s): _ _

Dated: _ _

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Account Number at Book-Entry Transfer Facility:

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE
(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as described in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three Nasdaq trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm: _ _

Authorized Signature: _ _

Name: _ _

Please Type or Print

Title: _ _

Address: _ _

Zip Code: _ _

Area Code and Telephone Number: _ _

Dated: _ _

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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